15852-01-03

AMENDMENT

to the

ADDENDUM

Effective January 28, 2019

(hereinafter referred to as the “Addendum”)

to the

AUTOMATIC/FACULTATIVE YRT

REINSURANCE AGREEMENT

Effective November 11, 2017

(hereinafter referred to as the “Agreement”)

between

THRIVENT FINANCIAL FOR LUTHERANS

Appleton, Wisconsin

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective as September 27, 2022

I.	REVISION TO THE ACCELERATED UNDERWRITING PROGRAM PARAMETERS

As of the effective date of this Amendment, Exhibit J – Non-Medical and Accelerated Underwriting Programs, Level Term IV Plans is hereby amended by replacement in its entirety with the attached Exhibit J in order to reflect revised Accelerated Underwriting Parameters. Included in these parameter revisions is the acquisition of additional data sources for all cases with policy face amounts greater than $1,000,000 and a second layer of triage for cases with face amounts between $100,000 and $1,000,000, inclusive, both effective September 27, 2022 as well as expansion of the program’s eligibility to include policies with face amounts up to and including $3,000,000 effective October 22, 2022.

II.	REVISION TO EXHIBIT D - REINSURANCE PREMIUMS

Effective October 22, 2022, Exhibit D.1 – Reinsurance Premiums, Base Plan Parameters of the Addendum is hereby amended by replacement in its entirety with the attached Exhibit D.1 in order to provide revised reinsurance premiums applicable to the Addendum. For clarity, for all products (i) Band 1 and Band 2 pay percentages remain unchanged, (ii) the previous Band 3 pay percentages are reassigned to the new Band 4, and (iii) new Band 3 pay percentages are added which are a blend of the previous Band 2 and Band 3 percentages.

(881) 15852-01-03	1	9/28/2022

All provisions of the Addendum not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

THRIVENT FINANCIAL FOR LUTHERANS		RGA REINSURANCE COMPANY

By:	/s/ Scott Priebe	By:	[Illegible]
(Signature)		(Signature)
Title:	Chief Actuary	Title:	Vice President and Actuary
Date:	9/28/2022	Date:	9/28/2022
Location: Minneapolis, MN		Location: Chesterfield, Missouri

(881) 15852-01-03	2	9/28/2022

EXHIBIT D – REINSURANCE PREMIUMS (Section D.1 Only)

D.1 BASE PLAN PARAMETERS

Plans covered under this Addendum will be reinsured on a YRT basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the Reinsured Net Amount at Risk on that portion of the policy which is reinsured with the Reinsurer.

In the case of life risks, the reinsurance premium rate will be calculated by multiplying the appropriate life premium rate per thousand (1,000) from base Agreement Rate Schedule 1, for the issue age and duration of the insured at the beginning of the policy year, by the applicable pay percentage shown below. The reinsurance premium will be the reinsurance premium rate multiplied by the Policy Net Amount at Risk reinsured at the beginning of the policy year, divided by one thousand (1,000). The same procedure will apply for single premium policies and for paid up policies.

(pay percentage tables start on the following page)

(881) 15852-01-03	3	9/28/2022

Pay Percentages – 10 Year Level Term Plan

All Underwriting Methods

10-year Level Term			Year 1	Level Period - Years 2+
Policy Size / Band	Sex	Class	All Ages	Ages 18- 40	Ages 41- 60	Ages 61+
		Preferred Best	0%	91%	66%	62%
		Super Preferred	0%	101%	73%	73%
	Male	Preferred	0%	120%	94%	92%
		Non Nicotine	0%	155%	113%	111%
Band 1		Preferred Nicotine	0%	119%	83%	77%
($100,000-		Nicotine	0%	146%	99%	92%
$249,999)		Preferred Best	0%	89%	60%	62%
		Super Preferred	0%	99%	69%	66%
	Female	Preferred	0%	117%	87%	87%
		Non Nicotine	0%	147%	106%	106%
		Preferred Nicotine	0%	106%	87%	82%
		Nicotine	0%	130%	104%	99%
		Preferred Best	0%	80%	63%	59%
		Super Preferred	0%	90%	65%	65%
	Male	Preferred	0%	102%	85%	83%
		Non Nicotine	0%	134%	104%	102%
		Preferred Nicotine	0%	94%	78%	72%
Band 2		Nicotine	0%	115%	93%	86%
($250,000-		Preferred Best	0%	83%	60%	62%
$1,000,000)		Super Preferred	0%	90%	65%	62%
	Female	Preferred	0%	103%	78%	79%
		Non Nicotine	0%	130%	95%	95%
		Preferred Nicotine	0%	90%	78%	73%
		Nicotine	0%	111%	93%	88%
		Preferred Best	0%	73%	61%	59%
		Super Preferred	0%	83%	65%	65%
	Male	Preferred	0%	98%	84%	83%
		Non Nicotine	0%	123%	103%	102%
		Preferred Nicotine	0%	88%	75%	72%
Band 3		Nicotine	0%	106%	90%	86%
($1,000,001-		Preferred Best	0%	75%	61%	62%
$3,000,000)		Super Preferred	0%	81%	64%	62%
	Female	Preferred	0%	96%	79%	79%
		Non Nicotine	0%	118%	95%	95%
		Preferred Nicotine	0%	84%	76%	73%
		Nicotine	0%	102%	91%	88%
		Preferred Best	0%	65%	59%	59%
		Super Preferred	0%	75%	65%	65%
	Male	Preferred	0%	93%	83%	83%
		Non Nicotine	0%	112%	102%	102%
		Preferred Nicotine	0%	82%	72%	72%
Band 4		Nicotine	0%	96%	86%	86%
($3,000,001+)		Preferred Best	0%	67%	62%	62%
		Super Preferred	0%	72%	62%	62%
	Female	Preferred	0%	89%	79%	79%
		Non Nicotine	0%	105%	95%	95%
		Preferred Nicotine	0%	78%	73%	73%
		Nicotine	0%	93%	88%	88%
Post-Level Period (All Classes & Bands)*				300%	300%	300%

* Applicable to policies with issue ages 51+ only.

(881) 15852-01-03	4	9/28/2022

Pay Percentages – 15 Year Level Term Plan

All Underwriting Methods

15-year Level Term			Year 1	Level Period - Years 2+
Policy Size / Band	Sex	Class	All Ages	Ages 18- 40	Ages 41- 60	Ages 61+
		Preferred Best	0%	79%	60%	56%
		Super Preferred	0%	89%	68%	61%
	Male	Preferred	0%	105%	84%	83%
		Non Nicotine	0%	138%	100%	94%
Band 1		Preferred Nicotine	0%	100%	81%	70%
($100,000-		Nicotine	0%	129%	96%	83%
$249,999)		Preferred Best	0%	78%	58%	52%
		Super Preferred	0%	86%	64%	58%
	Female	Preferred	0%	107%	82%	80%
		Non Nicotine	0%	135%	97%	90%
		Preferred Nicotine	0%	92%	83%	74%
		Nicotine	0%	123%	99%	88%
		Preferred Best	0%	70%	56%	52%
		Super Preferred	0%	83%	65%	58%
	Male	Preferred	0%	94%	74%	73%
		Non Nicotine	0%	117%	94%	88%
Band 2		Preferred Nicotine	0%	85%	78%	67%
($250,000-		Nicotine	0%	109%	93%	80%
$1,000,000)		Preferred Best	0%	66%	58%	52%
		Super Preferred	0%	71%	63%	57%
	Female	Preferred	0%	88%	74%	72%
		Non Nicotine	0%	111%	93%	86%
		Preferred Nicotine	0%	80%	77%	68%
		Nicotine	0%	106%	92%	81%
		Preferred Best	0%	67%	54%	52%
		Super Preferred	0%	76%	62%	58%
	Male	Preferred	0%	89%	74%	73%
		Non Nicotine	0%	108%	91%	88%
Band 3		Preferred Nicotine	0%	78%	73%	67%
($1,000,001-		Nicotine	0%	96%	87%	80%
$3,000,000)		Preferred Best	0%	61%	55%	52%
		Super Preferred	0%	68%	60%	57%
	Female	Preferred	0%	80%	73%	72%
		Non Nicotine	0%	99%	90%	86%
		Preferred Nicotine	0%	74%	73%	68%
		Nicotine	0%	94%	87%	81%
		Preferred Best	0%	64%	52%	52%
		Super Preferred	0%	68%	58%	58%
	Male	Preferred	0%	83%	73%	73%
		Non Nicotine	0%	98%	88%	88%
Band 4		Preferred Nicotine	0%	70%	67%	67%
($3,000,001+)		Nicotine	0%	82%	80%	80%
		Preferred Best	0%	56%	52%	52%
		Super Preferred	0%	64%	57%	57%
	Female	Preferred	0%	72%	72%	72%
		Non Nicotine	0%	86%	86%	86%
		Preferred Nicotine	0%	68%	68%	68%
		Nicotine	0%	81%	81%	81%
Post-Level Period (All Classes & Bands)*				300%	300%	300%

* Applicable to policies with issue ages 51+ only.

(881) 15852-01-03	5	9/28/2022

Pay Percentages – 20 Year Level Term Plan

All Underwriting Methods

20-year Level Term			Year 1	Level Period - Years 2+
Policy Size / Band	Sex	Class	All Ages	Ages 18- 40	Ages 41- 60	Ages 61+
		Preferred Best	0%	70%	55%	51%
		Super Preferred	0%	81%	65%	64%
	Male	Preferred	0%	95%	81%	81%
		Non Nicotine	0%	126%	93%	90%
Band 1		Preferred Nicotine	0%	100%	79%	69%
($100,000-		Nicotine	0%	129%	93%	80%
$249,999)		Preferred Best	0%	68%	54%	51%
		Super Preferred	0%	78%	67%	64%
	Female	Preferred	0%	99%	77%	72%
		Non Nicotine	0%	126%	93%	89%
		Preferred Nicotine	0%	92%	81%	70%
		Nicotine	0%	124%	95%	82%
		Preferred Best	0%	64%	54%	50%
		Super Preferred	0%	75%	58%	57%
	Male	Preferred	0%	87%	71%	73%
		Non Nicotine	0%	109%	93%	90%
Band 2		Preferred Nicotine	0%	85%	77%	67%
($250,000-		Nicotine	0%	109%	93%	80%
$1,000,000)		Preferred Best	0%	62%	52%	49%
		Super Preferred	0%	69%	62%	59%
	Female	Preferred	0%	85%	78%	73%
		Non Nicotine	0%	107%	90%	86%
		Preferred Nicotine	0%	80%	77%	66%
		Nicotine	0%	106%	92%	79%
		Preferred Best	0%	61%	52%	50%
		Super Preferred	0%	71%	58%	57%
	Male	Preferred	0%	83%	72%	73%
		Non Nicotine	0%	102%	92%	90%
Band 3		Preferred Nicotine	0%	76%	72%	67%
($1,000,001-		Nicotine	0%	95%	87%	80%
$3,000,000)		Preferred Best	0%	58%	51%	49%
		Super Preferred	0%	64%	61%	59%
	Female	Preferred	0%	79%	76%	73%
		Non Nicotine	0%	99%	88%	86%
		Preferred Nicotine	0%	73%	72%	66%
		Nicotine	0%	93%	86%	79%
		Preferred Best	0%	57%	50%	50%
		Super Preferred	0%	67%	57%	57%
	Male	Preferred	0%	78%	73%	73%
		Non Nicotine	0%	95%	90%	90%
		Preferred Nicotine	0%	67%	67%	67%
Band 4		Nicotine	0%	80%	80%	80%
($3,000,001+)		Preferred Best	0%	54%	49%	49%
		Super Preferred	0%	59%	59%	59%
	Female	Preferred	0%	73%	73%	73%
		Non Nicotine	0%	91%	86%	86%
		Preferred Nicotine	0%	66%	66%	66%
		Nicotine	0%	79%	79%	79%
Post-Level Period (All Classes & Bands)*				300%	300%	300%

* Applicable to policies with issue ages 51+ only.

(881) 15852-01-03	6	9/28/2022

Pay Percentages – 30 Year Level Term Plan

All Underwriting Methods

30-year Level Term			Year 1	Level Period - Years 2+
Policy Size / Band	Sex	Class	All Ages	Ages 18- 40	Ages 41- 60	Ages 61+
		Preferred Best	0%	71%	59%
		Super Preferred	0%	78%	66%
	Male	Preferred	0%	95%	82%
		Non Nicotine	0%	130%	97%
Band 1		Preferred Nicotine	0%	100%	79%
($100,000-		Nicotine	0%	129%	93%
$249,999)		Preferred Best	0%	74%	58%
		Super Preferred	0%	79%	68%
	Female	Preferred	0%	100%	84%
		Non Nicotine	0%	129%	98%
		Preferred Nicotine	0%	93%	82%
		Nicotine	0%	124%	98%
		Preferred Best	0%	64%	58%
		Super Preferred	0%	73%	64%
	Male	Preferred	0%	87%	77%
		Non Nicotine	0%	104%	93%
Band 2		Preferred Nicotine	0%	85%	78%
($250,000-		Nicotine	0%	109%	93%
$1,000,000)		Preferred Best	0%	65%	58%
		Super Preferred	0%	71%	68%
	Female	Preferred	0%	83%	79%
		Non Nicotine	0%	110%	93%
		Preferred Nicotine	0%	81%	77%
		Nicotine	0%	107%	93%
		Preferred Best	0%	61%	55%
		Super Preferred	0%	69%	61%
	Male	Preferred	0%	80%	75%
		Non Nicotine	0%	97%	91%
Band 3		Preferred Nicotine	0%	75%	71%
($1,000,001-		Nicotine	0%	93%	85%
$3,000,000)		Preferred Best	0%	63%	60%
		Super Preferred	0%	68%	65%
	Female	Preferred	0%	80%	78%
		Non Nicotine	0%	101%	93%
		Preferred Nicotine	0%	73%	70%
		Nicotine	0%	94%	84%
		Preferred Best	0%	58%	52%
		Super Preferred	0%	65%	58%
	Male	Preferred	0%	72%	72%
		Non Nicotine	0%	90%	88%
		Preferred Nicotine	0%	64%	64%
Band 4		Nicotine	0%	77%	77%
($3,000,001+)		Preferred Best	0%	61%	61%
		Super Preferred	0%	65%	61%
	Female	Preferred	0%	76%	76%
		Non Nicotine	0%	92%	92%
		Preferred Nicotine	0%	65%	63%
		Nicotine	0%	80%	75%
Post-Level Period (All Classes & Bands)*				300%	300%

*	Applicable to policies with all issue ages.

(881) 15852-01-03	7	9/28/2022

Reinsurance premiums applicable to insureds that undergo accelerated underwriting with application ages of 60 and issue ages of 61 will be determined based upon their issue age of 61.

Except as otherwise stated below, reinsurance premiums are payable up to, and including, the insured’s maximum attained age as stated in Exhibit C.5.

Reinsurance under this Agreement for the 10/15/20 year level term plans with issue ages 18 to 50 terminates with no further liability on behalf of the Reinsurer upon the end of the level term period.

Reinsurance under this Agreement for the 10/15/20 year level term plans with issue ages 51+ and the 30 year level term plan all issue ages terminates with no further liability on behalf of the Reinsurer upon the insured’s attained age of 95. Notwithstanding the foregoing, if coverage under these plan policies expires upon the end of the level term period due to individual state product variations, reinsurance under this Agreement for such business shall also terminate with no further liability on behalf of the Reinsurer upon the end of the level term period.

(881) 15852-01-03	8	9/28/2022

EXHIBIT J – NON-MEDICAL AND ACCELERATED UNDERWRITING PROGRAMS

Level Term IV Plans

Underwriting Data Indicator

The Ceding Company shall provide a field in the policy data provided to the Reinsurer that clearly identifies those policies that were accepted for non-medical and accelerated underwriting and those policies that did not go through such underwriting.

Non-Medical Underwriting Parameters

Issue ages 18 to 39, policy face amounts $100,000 to $249,999.

Eligible classes included Best Preferred NT, Super Preferred NT, Preferred NT, Standard NT, Preferred TB and Standard TB.

Ceding Company will order database evidences (Rx, Rx score from RGA or another provider as mutually agreed, MIB, IAI, MVR, TrueRisk® Life scores) and implement underwriting rules regarding these items. TrueRisk® Life scores will not be required for issue ages 18 to 24.

Ceding Company will use the above information plus a full part 2 application to place applicants in an appropriate class based on current preferred guidelines based on the available information.

Applicants that do not quality for non-medical underwriting may be asked for additional underwriting information but oral fluids, blood profiles, and paramed exams will not be obtained.

Table shave of 65 debits to standard will continue to apply.

Accelerated Underwriting Parameters

For applications signed on and after October 22, 2022, the maximum policy face amounts are increased as follows:

Issue ages 18 to 39, policy face amounts $250,000 to $3,000,000.

Issue ages 40 to 61*, policy face amounts $100,000 to $3,000,000.

*	An insured with an issue age of 61 must be age 60 at the time of application in order to be eligible for accelerated underwriting.

Eligible classes included Best Preferred NT, Super Preferred NT, Preferred NT, Standard NT, Preferred TB and Standard TB.

Ceding Company will order database evidences (Rx, Rx score from RGA or another provider as mutually agreed, MIB, IAI, MVR, TrueRisk® Life scores) and implement underwriting rules regarding these items.

In addition to the above data sources, for all cases with applications signed on and after October 22, 2022 and policy face amounts greater than $1,000,000 the Ceding Company will order an ExamOne LabPiQture and a Milliman IRIX Dx. An acceptable LabPiQture and/or IRIX Dx hit within the last 3 years must be found or the case is advanced to traditional underwriting. For applicants ages 51 to 60 additional requirements regarding the LabPiQture and/or IRIX Dx (relevant labwork) will be required in order to advance through accelerated underwriting.

Ceding Company will use the above information plus a full part 2 application to place applicants in an appropriate class based on current preferred guidelines based on the available information.

TrueRisk Life scores will be obtained and those applicants with scores of 1-50 for issue ages 25-29 and 1-40 for issue ages 30-61 will be eligible for acceleration. TrueRisk® Life scores will not be required for issue ages 18 to 24. For new cases entering the new business underwriting process on and after September 27, 2022 for applicants

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ages 18 - 60 and face amounts between $100,000and $1,000,000 inclusive, that fail to qualify for accelerated underwriting due to TrueRisk Life scores only and such scores are 80 or less, the Ceding Company will order LabPIQture and/or Iris Dx and if favorable LabPiQture and/or Iris Dx results are received the case will be accelerated. If unfavorable results are received the case will advance to traditional underwriting. Cases with a TrueRisk Life score above 80 will automatically be advanced to traditional underwriting.

Applications, for which the purpose of insurance is for business, will be eligible for accelerated underwriting. The application will still need to be reviewed by an underwriter for business/financial underwriting.

Internal replacements where the coverage being replaced has been in-force for at least 4 years will be eligible for accelerated underwriting.

Applicants that do not quality for acceleration will obtain physical measurements and BCP/UA.

Table shave of 65 debits to standard will continue to apply.

Programs Exclusions

Previous ratings and declines, previous facultative shopping within the last 5 years, and insurance amounts causing the applicant to exceed Retention are not eligible for either non-medical or accelerated underwriting.

(881) 15852-01-03	10	9/28/2022